Consent of Independent Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 for Kurzweil Applied Intelligence, Inc. of our report dated March 21, 1997 (except with respect to the matter discussed in Note 3 as to which the date is April 14, 1997) included in the Annual Report on Form 10-KSB of Kurzweil Applied Intelligence, Inc. for the fiscal year ended January 31, 1997, and to all references to our Firm included in this Registration Statement.


                                                         /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 1, 1997